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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                             CONTACT:  Jim Bauer
                                                            Investor Relations
                                                            (678) 473-2647
                                                            jim.bauer@arrisi.com

ARRIS COMPLETES TRANSACTION
TO ACQUIRE CADANT Inc.

DULUTH, GA (JANUARY 9, 2002) ARRIS (NASDAQ:ARRS), a global telecommunications technology leader, announced today that on January 8, 2002, the company completed its previously announced acquisition of all of the assets of Cadant Inc., a privately held designer and manufacturer of next-generation Cable Modem Termination Systems (CMTS). Cadant and ARRIS are the only companies whose market leading CMTS products have been CableLabs(R) DOCSIS(TM) 1.1 qualified. Under terms of the transaction, the Company paid 5.25 million shares of ARRIS common stock for the assets and assumed approximately $17 million in liabilities. ARRIS also agreed to pay up to 2.0 million additional shares based upon future sales of the CMTS product.

"We are pleased to welcome Cadant into the ARRIS family," said Bob Stanzione, ARRIS President & CEO. "It is clear that the combined strengths of our CableLabs DOCSIS 1.1 qualified Cornerstone(R) CMTS 1500 and the Cadant C4(TM) CMTS uniquely position us to provide Telephony over Internet Protocol (ToIP(TM)) and allow us to respond to customer requirements for ToIP and high speed data transport. These head-end products coupled with the recently received CableLabs DOCSIS 1.1 certification of our Touchstone(TM) Telephony Modem, allow worldwide availability of end-to-end IP telephony and data solutions for operators of all sizes."

The carrier-class Cadant C4 CMTS was declared generally available in November 2001. Numerous C4 CMTS lab and field trials are currently under way with major North American and European Multiple Systems Operators (MSOs). Publicly disclosed customers include Sunflower Broadband and GCI. Sunflower Broadband replaced legacy DOCSIS 1.0 CMTS equipment with the C4 CMTS as the first step in its upgrade to DOCSIS 1.1. GCI, a MSO with cable deployments throughout Alaska, chose the C4 CMTS as its multi-service delivery platform initially targeting tiered data services to residential and business customers.

ARRIS noted that reliable platform based solutions will accelerate the deployment of internet protocol standards based telephony and data transport solutions for broadband system operators worldwide. By having the leading DOCSIS
1.1 qualified rack mounted and high-density chassis based CMTS architectures, combined with the knowledge and infrastructure gained from the largest number of cable telephony deployments, the Company is positioned to help its customers migrate from existing technologies to newer ToIP technologies. In addition, ARRIS remains committed to CableLabs PacketCable(TM) standards based IP Telephony.


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ABOUT ARRIS

ARRIS provides broadband local access networks with innovative optical transport, high-speed data and telephony systems for the delivery of voice, video and data to the home and business. ARRIS complete solutions enhance the reliability and value of converged services from the network to the subscriber. Headquartered in Duluth, Georgia, USA, ARRIS has design, engineering, manufacturing, distribution, service and sales office locations throughout the world. Information about ARRIS products and services is found at www.arrisi.com.

                           Forward Looking Statements:
The expectations expressed above with respect to how the transaction will impact ARRIS' product offering and market position are forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which the Company operates. The Company cautions that forward-looking statements are not guarantees of future performance and expressly disclaim any obligation to update any forward-looking statement. The forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those set for the in these statements. Among other things,

- because the market in which ARRIS operates is dynamic, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption;

- the process of integrating an acquired business into ARRIS' current business is risky and may involve unforeseen operating difficulties including the diversion or dilution of management's time from ongoing development of the business; possible decline in employee morale and retention issues; and the need to integrate various management information systems.

In addition to the factors set forth elsewhere in this release, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards; and consolidations within the telecommunications industry of both the customer and supplier base. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect the Company's business. Additional information regarding these and other factors can be found in ARRIS' reports filed with the Securities and Exchange Commission.

Copyright(C) 2002 ARRIS Group Inc. All other trademarks mentioned in this document are the property of their respective owners.


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